UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

GOLDRANGE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-128165

(Commission File Number)

20-3219714

(IRS Employer Identification No.)

114 West Magnolia Street, Suite 400-136, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

360-392-2830

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 30, 2006, we effected a forward stock split of our authorized, issued and outstanding common stock , whereby each one (1) share of our common stock prior to the stock split was equal to four (4) shares of common stock after the effective date of the stock split. As a result, our authorized capital increased from 50,000,000 shares of common stock with a par value of $0.001 to 200,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 8,050,000 shares of common stock to 32,200,000 shares of common stock.

CW969895.1

2

Item 7.01.        Regulation FD Disclosure

The forward stock split became effective with NASD’s Over-the-Counter Bulletin Board at the opening of the market on November 30, 2006 under the new stock symbol “GRGE”. Our new CUSIP number is 38144K 20 1.

Item 9.01.	Financial Statements and Exhibits.
99.1	Certificate of Change filed with the Secretary of State of Nevada on November 21, 2006 and which is effective November 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRANGE RESOURCES INC.

By: /s/ Steve Bajic

Steve Bajic
President, Secretary, Treasury and Director
Dated: November 30, 2006

CW969895.1